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                                                                      EXHIBIT 3b

                                    BY-LAWS
                                       OF
                         BELL ATLANTIC - VIRGINIA, INC.

                                    CONTENTS



Article I ............................................... Shareholders' Meetings


Article II ........................................................... Directors


Article III ........................................................... Officers


Article IV .................................... Certificates for Stock, Transfer


Article V ............................ Indemnification of Directors and Officers


Article VI ....................................................... Miscellaneous
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                         BELL ATLANTIC - VIRGINIA, INC.

                                   ARTICLE I

                             SHAREHOLDERS' MEETINGS
                             ----------------------


          Section 1-a Place of Meetings.  All meetings of the shareholders shall
          -----------------------------
be held at the principal office of the corporation in the City of Richmond or at such other place, within or without the Commonwealth of Virginia, as the Board of Directors or shareholders may from time to time determine.

          Section 1-b Annual Meeting.  An annual meeting of the shareholders
          --------------------------
shall be held in April of each year on a business day and at an hour to be fixed by the President and set forth in the notice of the meeting, for the election of Directors and the transaction of such other business as may properly be brought before the meeting.

          Section 1-c Special Meetings.  Special meetings of the shareholders
          ----------------------------
may be called at any time by the Board of Directors or the President.

          Section 1-d Notice of Meetings.  Written notice of every meeting of
          ------------------------------
the shareholders shall be given by or at the direction of the person or persons authorized to call the meeting, to each shareholder of record entitled to vote at the meeting, not less than ten (10) nor more than sixty (60) days prior to the date named for the meeting, unless a greater period of notice is required by law in a particular case, by delivery of or by mailing such notice to each shareholder addressed to such shareholder at such shareholder's address appearing on the books of the corporation for the purpose of notice. Such notice shall specify the place, day and hour of the meeting, and shall state the nature of the business to be transacted if, and to the extent, required by law.

          Section 1-e Quorum.  A majority of the votes entitled to be cast by
          ------------------
the shareholders on a matter shall constitute a quorum with respect to the matter, except as otherwise provided by statute or in the Articles of Incorporation.

          Section 1-f Shareholders Entitled to Vote.  Unless the Articles of
          -----------------------------------------
Incorporation otherwise provide, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting and in the election of Directors each outstanding share, regardless of class, is entitled to one vote for as many persons as there are Directors to be elected at that time and for whose election the shareholder has a right to vote.
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          Section 1-g Voting.  When a quorum exists at any meeting and unless
          ------------------
otherwise provided by law, the vote of a plurality of the votes cast, in person or by proxy, shall be sufficient to elect Directors and to pass any measure.

          Section 1-h Informal Action.  Except as may be otherwise provided in
          ---------------------------
the Articles of Incorporation, any action which could be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and is filed with the Secretary of the corporation.

                                   ARTICLE II

                                   DIRECTORS
                                   ---------

          Section 2-a Number and Term of Office.  All corporate powers shall be
          -------------------------------------
exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors. The Board of Directors shall consist of not less than seven (7) nor more than fifteen (15) Directors, the exact number within such limits to be determined from time to time by the Board of Directors, provided that not more than three (3) Directors shall be employees of the corporation or any affiliated company and not more than twelve (12) shall be outside Directors. Directors shall be natural persons of full age. At each annual meeting the Directors shall be elected by the shareholders to serve until their respective successors shall be elected and shall qualify.

          Section 2-b Place of Meetings.  The meetings of the Board of Directors
          -----------------------------
may be held at such place, within or without the Commonwealth of Virginia, as a majority of the Directors may, from time to time, by resolution prescribe, or as may be designated in the notice or waiver of notice of a particular meeting. In the absence of specification, such meetings shall be held at the registered office of the corporation.

          Section 2-c Time of Meetings.  The first meeting of each newly elected
          ----------------------------
Board of Directors shall be the regularly scheduled meeting of the Board of Directors next following the annual meeting of the shareholders, unless otherwise provided in the notice of the meeting. Such meeting shall be for the purpose of organization, the election of officers and the transaction of other business.

          Regular meetings of the Board of Directors may be held at such times as the Board of Directors may by resolution determine. Unless otherwise specified by resolution of the Board of Directors, if any day fixed for a regular meeting shall be a legal holiday, then the meeting shall be held at the same hour and place on the immediately preceding business day which is not a legal holiday.

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          Special meetings of the Board of Directors may be called at any time by the President, and shall be called upon the written request of any two or more Directors stating the purpose or purposes for which it is to be called. Upon receipt of such request it shall be the duty of the Secretary promptly to issue the call for such meeting.

          Section 2-d Notice of Meetings.  Written notice of every meeting of
          ------------------------------
the Board of Directors shall be given personally or by mailing the same at least forty-eight (48) hours before the time names for such meeting, except that notice of a special meeting of the Board of Directors may instead be given by telegraphing or telephoning the same, at least twenty-four (24) hours before the time named for such meeting. Such notice shall specify the place, day and hour of the meeting, and shall also state the nature of the business to be transacted at a special meeting or if otherwise required by law.

          Section 2-e Quorum.  At all meetings of the Board of Directors a
          ------------------
majority of the number of Directors prescribed pursuant to Section 2-a shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may otherwise be specifically provided by statute.

          Section 2-f Vacancies.  Vacancies in the Board of Directors, whether
          ---------------------
or not caused by an increase in the number of Directors, may be filled by a majority of the remaining members of the Board of Directors though less than a quorum, and each person so elected shall be a Director until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any Director may resign at any time upon written notice to the corporation.

          Section 2-g Removal of Directors.  Any Director, or the entire Board
          --------------------------------
of Directors, may be removed with or without cause by a majority of the votes entitled to be cast by shareholders for the election of Directors.

          Section 2-h General Powers.  The Board of Directors may exercise all
          --------------------------
such powers of the corporation and do all such lawful acts and things as are not by statute, or by the Articles of Incorporation, directed or required to be exercised and done by the shareholders. The Board of Directors may adopt and enforce such rules and regulations, not inconsistent herewith, as they may deem necessary for the conduct of the corporation's business; the Board of Directors may, from time to time, designate one of its members to serve as Chairman, with such duties as the Board of Directors shall specify. The Chairman or, if the position is vacant, the President, shall preside at all Board Meetings.

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          Section 2-i Board Committees.  The Board of Directors shall, by
          ----------------------------
resolution adopted by a majority of the whole Board of Directors, designate an Executive Committee, which shall consist of three or more Directors, and the Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate from time to time such other Committees consisting of three or more Directors, as it shall deem necessary or appropriate, each to have such powers, in addition to those set forth in these By-Laws, as the Board of Directors by resolution shall authorize. Vacancies in the membership of any Committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of the Executive or other Committee (to serve in the order named if more than one) who may replace any absent or disqualified member at any meeting of such Committee. If the Board of Directors has not made such designation, or if none of the alternate members designated is available, in the absence or disqualification of any member of the Executive or other Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. The Executive or other Committee shall keep regular minutes of its proceedings and shall report actions taken by it to the next meeting of the Board of Directors.

          Section 2-j Specific Powers of Executive and Other Committees.  The
          -------------------------------------------------------------
President, if a Director, shall be a member of the Executive Committee. Except as prohibited by law or granted to another Committee by resolution of the Board of Directors, the Executive Committee shall have and exercise all the powers of the Board of Directors provided that neither the Executive nor any other Committee shall have the power to adopt, amend or repeal the By-Laws of the corporation or to elect Directors. At any meeting of a Committee a majority of such Committee shall constitute a quorum. Each Committee may fix the time and place of its regular meetings, and after such time and place shall have been fixed no notice of such regular meeting shall be necessary. Special meetings of the Executive Committee may be called by the President whenever he or she shall think proper, and the President shall call such meetings whenever requested, in writing, by any two members of the Executive Committee. Special meetings of other Committees may be called by the respective chairmen. Notice of the time and place of every special meeting of a Committee shall be given by the Secretary to each member of the Committee in the manner prescribed in Section 2-d for special meetings of the whole Board of Directors.

          Section 2-k Informal Action.  Any action which could be taken at a
          ---------------------------
meeting of the Board of Directors or the Executive or other Board Committee, may be taken without a meeting, if consent in writing setting forth the action so taken is signed by all of the Directors or the members of the Executive or other Committee, as

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the case may be, and is filed by the Secretary of the corporation with the minutes of the proceedings of the Board of Directors or the appropriate
Committee.

          Section 2-1 Emergency Authority.  The Board of Directors may adopt
          -------------------------------
emergency succession rules which make advance provision for the continuity and authority of the corporation's management in the event of a major catastrophe, such as nuclear attack, or other disaster resulting in the loss or unavailability of members of the Board of Directors, whether by death, incapacity, isolation or otherwise, or in loss or unavailability of officers of the corporation, and in the vent of such a major catastrophe or disaster, the terms of any such rules shall have the same effect as if included in these By-Laws and shall supersede the terms of these By-Laws and any resolutions of the Board of Directors, to the extent that they may be inconsistent therewith, until the Board of Directors can be convened pursuant to such rules.

          Section 2-m Compensation of Directors.  The Board of Directors shall
          -------------------------------------
have the authority to fix the compensation of Directors and Committee Members and to provide for reimbursement of expenses incurred in the performance of duties as a Director or Committee Member. A Director may serve the corporation in any other capacity and may receive compensation therefor.

          Section 2-n Telecommunications.  One or more Directors may participate
          ------------------------------
in a meeting of the Board of directors or a committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                  ARTICLE III

                                    OFFICERS
                                    --------

          Section 3-a Number, Qualifications and Designation.  The officers of
          --------------------------------------------------
the corporation shall be a President, who shall be the chief executive officer, a Secretary, a Treasurer and such other officers (who may also be officers of an affiliated company) as may be required by law or may from time to time be elected by the Board of Directors and whose powers and duties shall be as prescribed by these By-Laws or as from time to time prescribed by the Board of Directors. One person may hold more than one office except that the same person shall not hold the offices of President and Secretary.

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          Section 3-b Election and Term of Office.  The officers of the
          ---------------------------------------
Corporation, except subordinate officers appointed pursuant to Section 3-c hereof, shall be elected by the Board of Directors for such terms as may be specified by the Board of Directors, and each such officer shall hold such officer until such officer's successor shall have been elected and qualified, or until such officer's earlier death, resignation or removal. The Board of Directors shall designate a principal financial officer and a principal accounting officer. Any officer may resign at any time upon written notice to the corporation and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of an officer elected by the Board of Directors becomes vacant for any reason, the vacancy may be filled by the President on an interim basis until the next meeting of the Board of Directors, at which time the position shall be filled by the Board of Directors.

          Section 3-c Subordinate Officers, Employees and Agents.  The Board of
          ------------------------------------------------------
Directors may from time to time appoint such subordinate officers, employees or agents (who may also be officers or employees of an affiliated company) as it deems necessary, who shall hold such positions for such terms and shall exercise such powers and perform such duties as are provided in these By-Laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or Committee of the Board of Directors the power to appoint or remove subordinate officers and to retain, appoint or remove employees or other agents, and to prescribe the authority and duties, not inconsistent with these By-Laws of such subordinate officers, employees or other agents. In the absence of any such specific delegation, the President shall have the authority to appoint subordinate officers, employees or agents. The President shall have the authority to approve giving one or more subordinate officers the title of Vice President, if deemed appropriate under the circumstances.

          Section 3-d Removal of Officers, Agents or Employees.  Any officer,
          ----------------------------------------------------
subordinate officer, agent or employee of the corporation may be removed, of his or her authority revoked, by resolution of the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby. Any subordinate officer, agent or employee likewise may be removed by the President or subject to the President's supervision, by the person having authority with respect to the appointment of such subordinate officer, agent or employee.

          Section 3-e President.  The President shall have such authority and
          ---------------------
perform such duties as usually appertain to that office in business corporations, and shall perform such other duties as shall from time to time be assigned to him or her by the Board of Directors.

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          Section 3-f Secretary.  The Secretary, or an Assistant Secretary,
          ---------------------
shall attend all meetings of the shareholders and of the Board of Directors and shall record the proceedings of the shareholders and Directors in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and attest or cause to be attested documents on behalf of the corporation under its seal; and in general, perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him or her by the Board of Directors or President. The Secretary shall appoint one or more Assistant Secretaries with such powers and duties as the Board of Directors, the President or the Secretary shall from time to time determine.

          Section 3-g Treasurer.  The Treasurer, or an Assistant Treasurer,
          ---------------------
shall have or provide for the custody of the funds and other property of the corporation and shall keep or cause to be kept full and accurate accounts, receipts, and disbursements in books belonging to the corporation; collect and receive, or in any manner due to or received by the corporation; deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as may be designated from time to time by the Board of Directors or pursuant to its authority; whenever so required by the Board of Directors, render an account showing his or her transactions as Treasurer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him or her by the Board of Directors or the President. The Treasurer shall appoint one or more Assistant Treasurers with such powers and duties as the Board of Directors, the President or the Treasurer shall from time to time determine.

          Section 3-h Controller.  The Controller, if one shall have been
          ----------------------
elected or appointed, shall have custody and charge of all books of account, except those required by the Treasurer in keeping records of the work of the Treasurer's office, and shall have supervision over subsidiary accounting records, wherever located. The Controller shall have access to all books of account, including the Treasurer's records, for purposes of audit and for obtaining information necessary to verify or complete the records of the Controller's office. Unless otherwise provided by the Board of Directors, the Controller shall certify to authorization and approvals pertaining to vouchers and shall perform such other duties as may be assigned by the Board of Directors or the President. With the approval of the President, the Controller may designate one or more person to perform all of the Controller's duties as may be found necessary to delegate in the ordinary course of the business or in the event of the absence or disability of the Controller.

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          Section 3-i Delegation of Duties.  The President may delegate duties
          --------------------------------
to other officers, subordinate officers, employees or agents and may similarly provide for the redelegation thereof.

          Section 3-j Voting of Stock.  Unless otherwise provided by the Board
          ---------------------------
of Directors, the President or the Treasurer shall have full power and authority, on behalf of the corporation, to attend, and to act and vote, in person or by proxy, at any meeting of the shareholders of any company in which the corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof the corporation might have possessed and exercised if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

          Section 3-k Endorsement of Securities for Transfer.  The President and
          --------------------------------------------------
the Treasurer shall each have power to endorse and deliver for sale, assignment or transfer certificates of stock, bonds or other securities, registered in the name of or belonging to the corporation, whether issued by this corporation or by any other corporation, government, state or municipality or agency thereof.

                                   ARTICLE IV

                     CERTIFICATES FOR STOCK, TRANSFER, ETC.
                     --------------------------------------

          Section 4-a Issuance.  Each shareholder shall be entitled to a
          --------------------
certificate or certificates, under the seal of the corporation, showing the number of shares to which the shareholder is entitled. Such certificates shall be signed by the President and by the Treasurer or an Assistant Treasurer.

          Section 4-b Transfer.  Stock shall be transferable on the books of the
          --------------------
corporation only by the holder thereof in person, or by attorney, upon surrender of the outstanding certificate; provided, however, that in the case of a lost, stolen or destroyed certificate, a new certificate may be issued in place thereof upon such terms as the Board of Directors may prescribe.

          Section 4-c Record Holder of Shares; Record Date.  The corporation
          ------------------------------------------------
shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as otherwise provided by law. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, to receive any dividend or other distribution, or to exercise any other right to which a shareholder is entitled, the Board of Directors may fix in advance a record date in accordance

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

with the provisions specified by statute. If no record date is fixed, then the record date shall be determined in accordance with the applicable statutory provisions.

                                   ARTICLE V

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

          Section 5-a Indemnification of Directors and Officers. Each person
          -----------------------------------------------------
made or threatened to be made a party to an action, suit or proceeding, civil or criminal, by reason of the fact that he or she, his or her testator or intestate is or was a Director or officer of the corporation shall be indemnified by the Company against liabilities, costs and expenses of every kind actually and reasonably incurred by him or her as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, but in each case only if and to the extent permissible under applicable law. The foregoing indemnity shall not be exclusive of other rights to which such person may be entitled.

          Section 5-b Advancing Expenses.  Reasonable expenses incurred by a
          ------------------------------
Director or officer who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding, provided the statutory conditions precedent are met.

          Section 5-c Insurance.  The corporation may purchase and maintain
          ----------------------
insurance on behalf of any person for whom indemnity would be provided pursuant to Section 5-a, above, in the capacity therein set forth, against liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this article or otherwise.

          Section 5-d Limitation of Liability.  An officer or Director shall
          -----------------------------------
have no liability for damages in any proceeding brought by a shareholder in the right of the Company or brought by or on behalf of shareholders of the Company.

          The liability of an officer or Director shall not be eliminated as provided in this Section 5-d if the officer or Director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

          No such elimination of liability pursuant to this Section 5-d shall be effective with respect to any act or omission occurring before the date of adoption of this Section 5-d.

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                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          Section 6-a Waiver of Notice.  Except as otherwise provided by law or
          ----------------------------
the Articles of Incorporation, any notice required to be given under the provisions of the By-Laws, or otherwise, may be waived in writing by the shareholder, Director or officer to whom such notice is required to be given, either before or after the meeting or action of which notice is waived. Attendance of any shareholder, in person or by proxy, and of any Director of officer at any meeting shall constitute a waiver of notice of such meeting except where a person entitled to notice attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. A shareholder or Director who signs a written consent, in lieu of a meeting, as provided for in these By-Laws, shall be deemed to have waived any notice of such meeting.

          Section 6-b Checks, Notes, Etc..  All checks, notes and evidence of
          -------------------------------
indebtedness of the corporation shall be signed by such person or persons as the Board of Directors may from time to time designate or the Board may adopt a single symbol to be affixed to such documents. In either case, the signature of such person or persons, or a symbol, if such is adopted, and any facsimile or facsimiles thereof, shall be an "authorized signature" of the corporation and shall be affixed to such checks, notes, and evidences of indebtedness in such manner, and by such persons, as the Board of Directors shall authorize.

          Section 6-c Corporate Seal.  The corporate seal shall have inscribed
          --------------------------
thereon the name of the corporation, with such device or devices as the Board of Directors may determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          Section 6-d Amendment of By-Laws.  The By-Laws may be adopted, amended
          --------------------------------
or repealed by the Board of Directors at any meeting, except that Sections 2-a and 5-d, above, shall be amended or repealed only by the shareholders.

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